EXHIBIT 99.1

FOR IMMEDIATE RELEASE



              ULTICOM ANNOUNCES SECOND QUARTER FISCAL 2004 RESULTS:
                  SALES OF $16,087,000, UP 71% YEAR-OVER YEAR;
                NET INCOME OF $3,994,000, UP 214% YEAR-OVER-YEAR;
                       EARNINGS PER DILUTED SHARE OF $0.09


MOUNT LAUREL, NEW JERSEY, SEPTEMBER 8, 2004 - Ulticom, Inc. (NASDAQ: ULCM), a leading provider of service-enabling signaling software for wireless, wireline, and Internet communications, today announced financial results for the second quarter of fiscal year 2004, ended July 31, 2004.

For the quarter, Ulticom had sales of $16,087,000, an increase of 71% over sales of $9,434,000 in the second quarter of fiscal year 2003. Sales increased 22% sequentially, compared with $13,189,000 for the first quarter of fiscal year 2004. Net income more than tripled to $3,994,000 ($0.09 per diluted share) compared with net income of $1,273,000 ($0.03 per diluted share) for the second quarter of fiscal year 2003 and increased 83% sequentially when compared with net income of $2,185,000 ($0.05 per diluted share) for the first quarter of fiscal year 2004.

"We continue to leverage our scalable business model to post record margins and operating income," said Shawn Osborne, President and CEO of Ulticom. "In the second quarter, Ulticom benefited from increased deployments of our products across all five of our key market segments of payment, switching, messaging, mobility and location services. This increase is a direct result of our success in further penetrating existing accounts as well as from our customers' success developing and delivering next-generation communication service platforms utilizing Signalware."

 The Company ended the quarter with cash, cash equivalents, and short-term investments of $234,432,000, working capital of $233,420,000, total assets of $254,312,000, and shareholders' equity of $239,591,000, all of which are record levels.

                                     -more-

ULTICOM ANNOUNCES SECOND QUARTER FISCAL 2004 RESULTS:
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Financial highlights at and for the six-month and three-month periods ended July
31, 2004 and prior year comparisons are as follows:

                              FINANCIAL HIGHLIGHTS
                      (In thousands, except per share data)

                                                               SIX MONTHS ENDED              THREE MONTHS ENDED
                                                                  (UNAUDITED)                    (UNAUDITED)
                                                             JULY 31,       JULY 31,       JULY 31,       JULY 31,
                                                              2003            2004           2003            2004

Sales                                                       $ 18,563       $ 29,276       $  9,434        $ 16,087
Cost of sales                                                  5,512          7,037          2,745           3,541
                                                            ---------      ---------      ---------       ---------
Gross profit                                                  13,051         22,239          6,689          12,546

Operating expenses:
Research and development                                       4,608          5,345          2,346           2,568
Selling, general and administrative                            7,444          8,942          3,721           4,666
Workforce reduction and restructuring credit                    (233)             -           (233)              -
                                                            ---------      ---------      ---------       ---------
Income from operations                                         1,232          7,952            855           5,312
Interest and other income, net                                 2,182          1,134          1,073             652
                                                            ---------      ---------      ---------       ---------
Income before income tax provision                             3,414          9,086          1,928           5,964
Income tax provision                                           1,160          2,907            655           1,970
                                                            ---------      ---------      ---------       ---------
Net income                                                  $  2,254       $  6,179       $  1,273        $  3,994
                                                            =========      =========      =========       =========

Earnings per share:
Basic                                                       $   0.05       $   0.15       $   0.03        $   0.09
                                                            =========      =========      =========       =========
Diluted                                                     $   0.05       $   0.14       $   0.03        $   0.09
                                                            =========      =========      =========       =========


Weighted average shares:
Basic                                                         41,673         42,295         41,764          42,380
                                                            =========      =========      =========       =========
Diluted                                                       42,984         43,549         43,258          43,575
                                                            =========      =========      =========       =========




                                     -more-

ULTICOM ANNOUNCES SECOND QUARTER FISCAL 2004 RESULTS:

                              FINANCIAL HIGHLIGHTS
                                 (In thousands)


Balance Sheet Data:                                              JANUARY 31,           JULY 31,
                                                                   2004                 2004
                                                                                     (UNAUDITED)
ASSETS
------
CURRENT ASSETS:
     Cash and cash equivalents                                   $ 128,713             $ 190,111
     Short-term investments                                         95,817                44,321
     Accounts receivable, net                                        6,417                 6,678
     Inventories                                                       762                 1,054
     Prepaid expenses and other current assets                       3,300                 4,617
                                                                 ---------             ---------
TOTAL CURRENT ASSETS                                               235,009               246,781

PROPERTY AND EQUIPMENT, net                                          2,182                 1,997
INVESTMENTS                                                          5,463                 5,375
OTHER ASSETS                                                           163                   159
                                                                 ---------             ---------
TOTAL ASSETS                                                     $ 242,817             $ 254,312
                                                                 =========             =========


LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------

CURRENT LIABILITIES:
     Accounts payable and accrued expenses                       $   5,914             $   9,434
     Deferred revenue                                                3,707                 3,927
                                                                 ---------             ---------
TOTAL CURRENT LIABILITIES                                            9,621                13,361

LONG-TERM LIABILITIES                                                1,349                 1,360
                                                                 ---------             ---------
TOTAL LIABILITIES                                                   10,970                14,721
                                                                 ---------             ---------

SHAREHOLDERS' EQUITY                                               231,847               239,591
                                                                 ---------             ---------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                       $ 242,817             $ 254,312
                                                                 =========             =========


ABOUT ULTICOM:

Ulticom provides service-enabling, signaling software for wireless, wireline, and Internet communications. Ulticom's products are used by leading telecommunication equipment and service providers worldwide to deploy mobility, location, payment, switching, and messaging services. Traded on NASDAQ, as ULCM, Ulticom is headquartered in Mount Laurel, NJ with additional offices in the United States, Europe, and Asia. For more information visit, http://www.ulticom.com.


                                     -more-

ULTICOM ANNOUNCES SECOND QUARTER FISCAL 2004 RESULTS:

CONFERENCE CALL INFORMATION:

The Company will host a conference call to discuss these results following this release on Wednesday, September 8, 2004 at 4:30 p.m. EDT. The dial-in number is 973-409-9262. A web cast of the call, both live and archived, will be available through the Ulticom website at www.ulticom.com. A digital replay of the call will be available until 12 Midnight eastern on September 13th. Access this replay by dialing 877-519-4471 and providing the digital PIN number 5118977.

NOTE: This release may contain "forward-looking statements" under the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. There can be no assurances that forward-looking statements will be achieved, and actual results could differ materially from forecasts and estimates. Important factors that could cause actual results to differ materially from forecasts and estimates are: risks associated with weaknesses in certain sectors of the global economy generally, and in certain sectors of the telecommunications industry in particular; risks associated with rapid technological changes in the telecommunications industry; risks associated with making significant investments in the expansion of our business and with increased expenditures; risks associated with holding a large proportion of our assets in cash equivalents and short-term investments and the reduction of prevailing interest rates; risks associated with our products being dependent upon their ability to operate on new hardware and operating systems of other companies; risks associated with our dependence on sales of our Signalware products; risks associated with future networks not utilizing signaling systems and protocols which our products are designed to support; risks associated with the development and acceptance of new products and product features; risks associated with our dependence on a limited number of customers for a significant percentage of our revenues; risks associated with our products having long sales cycles and our limited ability to forecast the timing and amount of product sales; risks associated with the integration of our products with those of equipment manufacturers and application developers and our ability to establish and maintain channel and marketing relationships with leading equipment manufacturers and application developers; risks associated with our reliance on a limited number of independent manufacturers to manufacture boards for our products and on a limited number of suppliers for our board components; risks associated with becoming subjected to, defending and resolving allegations or claims of infringement of intellectual property rights; risks associated with others infringing on our intellectual property rights and the inappropriate use by others of our proprietary technology; risks associated with prevailing economic conditions and financial trends in the public securities markets in general, and in the decline in the stock prices of technology companies in particular, including Ulticom; risks associated with the need for the Company to attract and retain key personnel and risks associated with the increased difficulty in relying on equity incentive programs to attract and retain talented employees and with any associated increased employment costs. These risks and uncertainties, as well as others, are discussed in greater detail in the filings of Ulticom with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and subsequent reports on Form 10-Q. All documents are available through the SEC's Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov or from Ulticom's web site at www.ulticom.com. Ulticom makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made.

Ulticom, Signalware and Programmable Network are trademarks or registered trademarks of Ulticom, Inc.


Contact: Chris Tunnard
         Ulticom, Inc.
         856 787 2972

                                       ###